Exhibit 10.25

[Annie’s, Inc. Header]

April 19, 2011

Mr. Steven A. Jackson

36 Brookline Dr.

Novato, CA 94949

Re: Employment Separation Agreement and Release

Dear Steven:

This letter is with reference to our meeting on April 1, 2011 regarding your employment with Annie’s, Inc. and its related entities (collectively the “Company”) and our subsequent discussions. As we discussed, the Company has made the business decision to end your employment relationship, but it is willing to agree to the mutual separation of your employment pursuant to your resignation on May 31, 2011, and the Company has offered you a separation package in exchange for a release of all claims as set forth in this letter below. This letter supersedes and replaces the prior severance offer letters presented to you dated April 1, 2011, April 7, 2011, April 14, 2011, and April 15, 2011. You may accept the terms of the separation package as described below by signing and returning a copy of this letter to my attention.

1. Continued Employment; Resignation – Provided that you comply with the provisions of this letter (the “Agreement”), you will remain an employee of the Company until May 31, 2011 (the “Termination Date”), at which time the parties mutually agree that your employment with the Company will end pursuant to your resignation. From the Effective Date of this Agreement (as defined in Paragraph 17 below) until May 31, 2011 (the “Transition Period”), you agree to fully perform the necessary duties of your position as Chief Financial Officer and Chief Operating Officer of the Company and to assist with the transition of your duties to a successor. However, after April 30, 2011, your duties and responsibilities will be substantially reduced and you will not be required to report to the office on a daily basis or perform your regular duties except as otherwise directed by the Company. You will also be permitted to spend a reasonable amount of time consistent with the performance of your duties to search for other employment, including acceptable use of the Company’s phone and email systems to assist in your search. During this Transition Period, and provided that you comply with this Agreement and do not cause any disruption to the Company or interfere with its business, you will continue to receive your regular salary and benefits that you are currently receiving from the Company pursuant to the Company’s normal payroll periods through the Termination Date.

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Mr. Steven A. Jackson

April 19, 2011

In your final paycheck, you will be paid for all wages earned through your last day worked, including all accrued but unused vacation pay, which you will receive on your last date of employment regardless of whether you sign this Agreement or not. You also agree to accept $220,000 in full satisfaction of your two Company annual bonuses for the Fiscal Year ending on March 31, 2011; one based on Company operating performance and the other based on COGS (cost of goods sold). This payment in lieu of these bonuses will be made after audited financial statements for the 2011 Fiscal Year are released and at the same time that bonuses are paid to other eligible employees of the Company. This Agreement does not alter or amend your at-will employment relationship with the Company. In connection with this Agreement, you understand and agree that you will not be entitled to receive and shall not claim any compensation, payments or benefits from the Company except for those payments and benefits that are expressly set forth in this Agreement. However, you will receive COBRA notice after your employment terminates for you to elect to continue your health care coverage, and you will also be entitled to any vested pension rights as a terminated employee, which shall be provided pursuant to operation of law and the terms of any applicable plan. You will also be eligible to apply for Unemployment Insurance benefits from the state EDD and the Company will not contest your application for benefits based on your May 31, 2011 termination pursuant to this Agreement.

2. Severance Payments – Provided that you comply with the material terms of this Agreement and remain employed through the Termination Date, and provided further that you sign a second Release on or within five days after your Termination Date in the form that is attached hereto as Exhibit A (and continue to comply with the material terms of this Agreement during the severance period, including paragraphs 6 and 8 below), then after the effective date of the second Release, the Company will pay you as severance pay an amount equal to your current regular base salary, less statutory deductions and withholdings, payable on the Company’s usual paydays, for a period of up to five (5) months beginning on June 1, 2011 and ending at the latest on October 31, 2011; provided, however, that the Company’s obligation to pay severance pay will terminate on the earlier of: (i) the date that is two (2) weeks after you accept an offer of employment or any full-time consulting relationship with any other company or employer; or (ii) that date that you actually commence employment or any full-time consulting relationship with any other company or employer (the “Severance Period”), except that you will receive at a minimum at least one (1) month of severance pay as consideration for the releases as set forth in this Agreement (“Minimum Severance Period”). The Minimum Severance Period will be increased to three (3) months if you have complied and continue to comply with the material terms of this Agreement (including, without limitation, confidentiality and non-disparagement provisions) during such three-month period. During the Severance Period, if you commence less than full-time consulting after the Minimum Severance Period your severance pay shall be

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Mr. Steven A. Jackson

April 19, 2011

reduced dollar for dollar by the amount of the consulting fees paid or payable to you during such period. By signing this Agreement, you promise and agree that you will promptly notify the undersigned immediately upon accepting any such offer, including the start date. You further understand and agree that you will not be eligible or entitled to receive any severance payments or benefits from the Company after the last date of the Severance Period as defined above. In addition to the severance payments, if you elect COBRA coverage, then the Company will reimburse you for your monthly health insurance COBRA premiums for each month during the applicable Severance Period, provided that you continue to remain eligible for COBRA coverage during the Severance Period.

3. Release of Claims – In consideration of this Agreement (and except for the payments and benefits provided to you pursuant to this Agreement), you hereby agree, for yourself and your heirs, successors and assigns, to fully, irrevocably and unconditionally waive, release, acquit and forever discharge Annie’s, Inc., and its related entities, affiliates and subsidiaries, and all of its and their respective past and present owners, officers, directors, executives, shareholders, members, partners, employees, agents, insurers, attorneys, heirs, successors, and assigns (each in their individual and corporate capacities and hereinafter collectively the “Released Parties”), from any and all claims, actions, charges, complaints, suits, contracts, liabilities, grievances and causes of action (hereinafter collectively referred to as “claims”), of every kind and nature, whether in law or in equity and whether known or unknown, which you ever had or now have against the Released Parties from the beginning of time to the date of this Agreement, including but not limited to, any and all claims based on tort, contract, wrongful termination, public policy, retaliation, personal injury, emotional distress, invasion of privacy, defamation, libel, slander, fraud, misrepresentation, quantum meruit, or any other common law claims; any and all claims for wages, salary, bonuses, commissions, overtime pay, premium pay, vacation pay, severance pay, benefits, contributions or any other claims for compensation; all claims to any vested or non-vested ownership interest in the Company, contractual or otherwise, except as provided in Paragraph 5 below, any and all claims for damages (including general, special, compensatory, consequential, liquidated or punitive damages); any and all claims for costs, expenses, attorneys’ fees, interest, civil or criminal penalties, waiting time penalties, or any other available remedy; and any and all claims arising under any federal, state, city and/or other governmental statute, law, regulation or ordinance relating to employment, including but not limited to (as amended), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Employment Opportunity Act of 1972, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the California Labor Code and any applicable Wage Order, the California Business and Professions Code, the California Family Rights Act, and the California Fair Employment and Housing Act covering discrimination,

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Mr. Steven A. Jackson

April 19, 2011

harassment and retaliation in employment on the basis of race, color, religious creed, national origin, ancestry, physical or mental disability, medical condition, marital status, pregnancy, family care leave, sex, sexual orientation, gender, age, or any other protected basis; provided, however, that nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or the California Department of Fair Employment and Housing (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding because you have released those claims pursuant to this Agreement); and provided further that nothing in this Agreement shall affect your right to enforce the provisions of this Agreement, nor shall anything in this Agreement affect such rights of contribution, indemnification or insurance coverage from the Company that you would have had if you had not entered into this Agreement. While your departure is being treated as a resignation for the purposes of notification to third parties, such as Company employees and future employers, the Company will advise EDD that it was an involuntary termination, and will not contest your right to collect unemployment benefits.

4. Waiver and Release of Unknown Claims – You further understand and agree that as a condition of this Agreement, you hereby expressly waive and relinquish any and all claims, rights or benefits that you may have under California Civil Code section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

In connection with such waiver and relinquishment, you hereby acknowledge that you may hereafter discover claims or facts in addition to, or different from, those which you now know or believe to exist, but that you expressly agree to fully, finally and forever settle and release any and all claims, known or unknown, suspected or unsuspected, which exist or may exist on your behalf against the Released Parties at the time of execution of this Agreement, including, but not limited to, any and all claims relating to or arising from your employment with the Company or the termination of that employment.

5. Stock Options – You hereby acknowledge that as of the date of this letter, you have the following stock options to purchase shares of the Company’s Common Stock, $.001 par value per share (the “Shares”), that were previously granted to you by the Company:

(1) a non-qualified stock option to purchase 50,000 Shares under the terms of your November 15, 2006 offer letter of employment, which was granted to you on March 8, 2007 pursuant to the Company’s Amended and Restated 2004 Stock Option Plan, and which is vested with respect to 40,000 Shares as of the date of this letter, at an option exercise price of $9.05/Share;

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Mr. Steven A. Jackson

April 19, 2011

(2) a non-qualified stock option to purchase 10,000 Shares, which was granted to you on July 11, 2007, not pursuant to any formal stock option plan, and which is fully vested, at an option exercise price of $10.85/Share; and

(3) a non-qualified stock option to purchase 12,500 Shares, which was granted to you on June 11, 2008, not pursuant to any formal stock option plan, and which is fully vested, at an option exercise price of $11.00/Share.

Except as set forth above in this paragraph, you acknowledge and agree that you are not entitled to receive and shall not claim any other Shares or stock options from the Company, whether qualified or non-qualified and whether vested or unvested. Notwithstanding the terms of the stock option grants and applicable Stock Option Plan, you will have until May 31, 2012, which is twelve (12) months from the date of your resignation of May 31, 2011, in which to exercise the vested portions of your options to purchase the 62,500 Shares referenced above, as provided in and pursuant to the applicable Plans and grant letters. In all other respects, the terms of your stock option grants and applicable Stock Option Plan will continue to apply. If your stock options have not been exercised or cashed out by April 30, 2012, the Company agrees to allow a third-party lender to obtain a security interest in Shares you acquire upon exercise of your stock options provided (1) the lender is acceptable to the Company, and (2) the lender agrees that concurrent with its taking title to your Shares for any reason it shall become a party to the Company’s Second Amended and Restated Stockholders Agreement, as amended through the date the lender becomes a Company stockholder.

6. Confidential and Proprietary Information – You acknowledge that during your employment you have had access to and have received confidential information relating to the Company, and you hereby reaffirm and agree to keep strictly confidential, and not to disclose or make any use of at any time either during or after your employment except for the Company’s benefit, any trade secrets, confidential information, knowledge, data, or other proprietary information of the Company relating to its products, inventions, processes, know how, designs, recipes, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates, including specifically any non-public financial

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April 19, 2011

information of the Company relating to its profits, costs, expenses, payroll, revenue and other proprietary financial data, except as the Company may otherwise consent in writing. You further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data, inventions, financial records or other proprietary information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized officer of the Company. These obligations of confidentiality continue after the termination of your employment, and please be advised that the Company intends to fully protect and enforce its rights in this regard.

7. Company Property – On or before your Termination Date, and as a further condition of receiving the severance payments and benefits as provided in this Agreement, you shall return to the Company all Company property, including the items described in the last paragraph of the Proprietary Information and Confidentiality Agreement; credit cards; keys, identification cards or other access devices; files; documents; computer hardware, software and printers; and any other Company property in your possession. Notwithstanding this provision, you may keep as your personal property (1) your Company cell phone, as long as you transfer your cell phone account to a personal account and assume all financial responsibility for cell phone charges as of the Termination Date, and (2) your Company laptop, as long as prior to the Termination Date all files on your laptop that the Company needs have been transferred to the Company’s server or other Company IT resources and then all Company information is removed from your laptop.

8. Disparaging Statements – You agree not to make any false, disparaging or derogatory statements to any person or entity regarding the Company, its products, or any of its directors, officers or executives, or about the Company’s business affairs or financial condition. You understand that if you do make such statements, the Company will immediately cease to make the severance payments described above, in addition to exercising any other of its legal rights. The Company agrees that it will not make any false, disparaging or derogatory statements to any person or entity about you. Consistent with Company policy, all communication about your employment will be restricted to Date of Hire, Position, Salary, confirmation of resignation and length of employment pursuant to Company policy, provided, however, that if you comply with the terms of this Agreement, John Foraker will also provide a positive reference to prospective employers. “Disparage” as used in this Agreement means to make any statement, written or oral, that casts another party in a negative light of any kind, or implies or attributes any negative quality to another party. However, nothing in this Paragraph shall prohibit either party from making truthful statements to governmental agencies or authorities, or in connection with any court proceedings, as may be required or permitted by applicable law, or, with respect to the Company, to its current or potential owners, investors, creditors, insurers or professional representatives as necessary for legitimate business purposes.

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Mr. Steven A. Jackson

April 19, 2011

9. Amendment – This Agreement and release may not be modified except by an instrument in writing of subsequent date signed by you and an officer of the Company.

10. Waiver of Rights – No delay or omission by any party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by any party on any one occasion shall be effective only in that instance and shall not be a bar or waiver of any right on any other occasion.

11. Validity – Should any provision of this Agreement or release be determined by any court of competent jurisdiction to be illegal or invalid and not subject to modification, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

12. Confidentiality – The parties agree that the terms and contents of this Agreement and Release shall be maintained as confidential by them and their representatives and shall not be disclosed, revealed, discussed or published to any person, organization or other entity, except: (a) to your immediate family members and professional representatives (including attorneys, accountants and tax preparers), who shall be informed of and bound by this confidentiality clause; (b) to the extent necessary to enforce the terms of this Agreement; (c) to the extent required or permitted by applicable law, including to any governmental taxing agencies or agencies responsible for enforcing employment or discrimination laws; (d) if necessary to obtain unemployment benefits, or (e) as otherwise agreed to in writing by the Company. The Company may file this document or disclose the contents hereof to any regulatory or governmental agency or entity to the extent required by law or regulation, or as otherwise agreed to by you.

13. Applicable Law – This Agreement and the attached release shall be interpreted and construed by the laws of the State of California, without regard to conflict of laws provisions. Each party irrevocably submits to the jurisdiction of the courts of the State of California, or if appropriate, a federal court located in California (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.

14. Ownership of Claims – You represent and warrant that you are the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands as herein contained and that there has been no assignment or other transfer of any interest of any claim or demand that you may have against the Company.

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Mr. Steven A. Jackson

April 19, 2011

15. Entire Agreement; Modification – This letter Agreement and the attached Release contains the entire agreement between the parties hereto with respect to the termination of your employment with the Company as described in this document, and it supersedes and replaces all other agreements, whether written or oral, between the parties relating to the subject matter of this Agreement. You represent and agree that you are not relying on any promises or representations that are not set forth in this Agreement. This Agreement cannot be modified or amended except by a written agreement signed by both parties.

16. Binding Upon Successors – This Agreement and release shall be binding upon and inure to the benefit of the parties hereto and their respective agents, heirs, representatives, attorneys, insurers, parents, subsidiaries, successors, assigns, and affiliates.

17. Effective Date; ADEA Release – You acknowledge that this Agreement includes a waiver and release of claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 626, et seq. In connection with such waiver and release, the Company hereby advises you to consult with an attorney of your own choosing (and at your own cost) prior to signing this Agreement and also prior to signing the attached Release. You will have twenty-one (21) days from receipt of the original offer letter dated April 1, 2011 in which to consider the terms of this offer. You may accept the offer at any time during the 21-day period by signing and returning this letter to me within the 21 day period, or otherwise the Company may withdraw the offer. Even after signing, you may revoke this Agreement at any time during the first seven (7) days after you sign this Agreement by notifying me that you have revoked the Agreement, and this Agreement shall not become effective or enforceable until the seven-day period has expired. Accordingly, the “Effective Date” of this Agreement shall be on the eighth (8th) day after you sign this Agreement and return it to the Company, and provided that you do not revoke the Agreement during the seven (7) day revocation period. You further acknowledge and agree that the compensation and benefits provided in this letter are in addition to anything of value that would otherwise be owed to you by the Company, and constitute valid consideration in exchange for the releases set forth in this Agreement.

18. Costs and Attorney’s Fees – If any party shall commence any legal proceeding against the other party with respect to any of the terms and conditions of this Agreement and Release, the non-prevailing party shall pay to the prevailing party all expenses of said proceedings, including reasonable attorney’s fees and costs; provided, however, that this attorney fee and expense provision shall not apply with respect to any claims or disputes relating

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April 19, 2011

the release of age claims under the ADEA as referenced above, which shall be governed by the provisions of the ADEA, and provided further that to the extent the issues raised in any claim or dispute relating to this Agreement are based on state or federal statutes that provide for attorneys fees to the prevailing party, then the basis for awarding such attorneys fees shall be consistent with the applicable standards for awarding attorneys fees to the prevailing party under those respective state or federal statutes

19. Voluntary Assent – You represent that you have carefully read this Agreement, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

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Mr. Steven A. Jackson

April 19, 2011

Yours truly,

/s/ John Foraker

John Foraker

CEO

Accepted and Agreed:

/s/ Steven A. Jackson
Steven A. Jackson

Date:	April 19, 2011

General Release

(To be signed on or within 5 days after the Termination Date)

1. Release – In consideration of the agreement of Annie’s, Inc. and its related entities (collectively the “Company”) to make the severance payments to me as described in the letter agreement dated April 15, 2011, and as a condition of receiving those severance payments after this General Release (“Release”) becomes a binding agreement as described in paragraph 3 below, I, Steven A. Jackson, on behalf of myself and my heirs, successors and assigns, do hereby fully, irrevocably and unconditionally waive, release, acquit and forever discharge Annie’s, Inc., and its related entities, affiliates and subsidiaries, and all past and present owners, officers, directors, executives, shareholders, members, partners, employees, agents, insurers, attorneys, heirs, successors, and assigns (each in their individual and corporate capacities and hereinafter collectively the “Released Parties”), from any and all claims, actions, charges, complaints, suits, contracts, liabilities, grievances and causes of action (hereinafter collectively referred to as “claims”), of every kind and nature, whether in law or in equity and whether known or unknown, which I ever had or now have against the Released Parties from the beginning of time to the date of this Release, including but not limited to, any and all claims based on tort, contract, wrongful termination, public policy, retaliation, personal injury, emotional distress, invasion of privacy, defamation, libel, slander, fraud, misrepresentation, quantum meruit, or any other common law claims; any and all claims for wages, salary, bonuses, commissions, overtime pay, premium pay, vacation pay, severance pay, benefits, contributions or any other claims for compensation; all claims to any vested or non-vested ownership interest in the Company, contractual or otherwise, except as provided in Paragraph 5 of the Agreement, any and all claims for damages (including general, special, compensatory, consequential, liquidated or punitive damages); any and all claims for costs, expenses, attorneys’ fees, interest, civil or criminal penalties, waiting time penalties, or any other available remedy; and any and all claims arising under any federal, state, city and/or other governmental statute, law, regulation or ordinance relating to employment, including but not limited to (as amended), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Employment Opportunity Act of 1972, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the California Labor Code and any applicable Wage Order, the California Business and Professions Code, the California Family Rights Act, and the California Fair Employment and Housing Act covering discrimination, harassment and retaliation in employment on the basis of race, color, religious creed, national origin, ancestry, physical or mental disability, medical condition, marital status, pregnancy, family care leave, sex, sexual orientation, gender, age, or any other protected basis.

2. Waiver and Release of Unknown Claims – I further understand and agree that as a condition of this Release, I hereby expressly waive and relinquish any and all claims, rights or benefits that I may have under California Civil Code section 1542, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Exhibit A

In connection with such waiver and relinquishment, I hereby acknowledge that I may hereafter discover claims or facts in addition to, or different from, those which I now know or believe to exist, but that I expressly agree to fully, finally and forever settle and release any and all claims, known or unknown, suspected or unsuspected, which exist or may exist on my behalf against the Released Parties at the time of execution of this Release, including, but not limited to, any and all claims relating to or arising from my employment with the Company or the termination of that employment.

3. Binding Agreement – I acknowledge that this agreement includes a waiver and release of claims under the Age Discrimination in Employment Act, 29 U.S.C. § 626, et seq. In connection with such waiver and release, I have been advised to consult with an attorney of my own choosing (and at my own cost) prior to signing this Release. I have also been provided with more than twenty-one (21) days from my receipt of the letter and this Release in which to consider this Release, and that I understand I have five (5) days from my Termination Date to accept the terms of the Agreement by signing this Release and returning it to John Foraker at the Company. Even after signing, I understand I may revoke this Release at any time during the first seven (7) days after I sign this Release by notifying the Company that I have revoked this Release, and this Release shall not become binding or enforceable until the seven-day period has expired. If the seven (7) day revocation period passes and I do not revoke my acceptance, this Release will then constitute a binding agreement between the parties and I will receive the severance payments set forth in paragraph 2 of the letter Agreement.

4. Voluntary Assent – I represent that I have carefully read this Release, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign my name of my own free act. I further represent and agree that prior to signing this Release, I had been paid in full for all salary and accrued vacation earned through the Termination Date.

/s/ Steven A. Jackson
Steven A. Jackson

6/2/2011
Dated